SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 23, 2002

(Date of Earliest Event Reported)

CAPITAL AUTOMOTIVE REIT

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-23733	54-1870224

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1420 Spring Hill Road, Suite 525, McLean, Virginia	22102

(Address of Principal Executive Offices)	(Zip Code)

(703) 288-3075

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant.

     On May 23, 2002, the Board of Trustees (the “Board”) of Capital Automotive REIT (the “Company”), following the recommendation of its Audit Committee, approved the dismissal of Arthur Andersen LLP (“Andersen”) as the Company’s principal independent accountant. On the same date, the Board approved, in accordance with the Audit Committee’s recommendation, the engagement of Ernst & Young LLP (“Ernst & Young”) to serve as the Company’s principal independent accountant to audit the Company’s financial statements for the year ending December 31, 2002.

     Andersen’s reports on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company’s two most recent fiscal years and through the date hereof, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their reports. During that period and through the date hereof, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company has provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen’s letter, dated May 23, 2002, stating its agreement with such statements.

     During the Company’s two most recent fiscal years and through the date hereof, the Company did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events required to be disclosed under Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

	Exhibit 16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 23, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL AUTOMOTIVE REIT

By: /s/ David S. Kay David S. Kay Senior Vice President and Chief Financial Officer

Dated: May 23, 2002

EXHIBIT INDEX

Exhibit No.	Description

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 23, 2002